Exhibit 10.7

FORM OF ADMINISTRATIVE SERVICES AGREEMENT

OPPORTUNITY ACQUISITION CORP.

            , 2008

JMP Group Inc.

600 Montgomery Street

San Francisco, California 94111

Ladies and Gentlemen:

This letter will confirm our agreement that commencing on the closing date of the initial public offering (“IPO”) of the securities of Opportunity Acquisition Corp. (“Company”), JMP Group Inc. (“JMP”) shall make available to the Company certain office space and administrative services, as may be agreed by the parties, such office space to be situated at 600 Montgomery Street, Suite 1100, San Francisco, California 94111. In exchange therefor, the Company shall pay JMP a monthly fee of $10,000 until the earlier of (i) the completion of the Company’s Initial Business Combination (as such term is defined in the Company’s amended and restated certificate of incorporation), and (ii) the Company’s liquidation.

JMP confirms that, from time to time, employees of JMP and its subsidiaries and affiliates, as part of their ongoing professional responsibilities and employment, and with no additional consideration offered or received, will provide certain services to the Company related to and in connection with the Company’s consummation of its Initial Business Combination, substantially on the terms set forth in the Company’s registration statement on Form S-1, as amended. It is agreed that any such employee will undertake such tasks and responsibilities only upon oral or written request to such employee by any officer or director of the Company.

JMP hereby waives any and all right, title, interest, and claims of any kind and nature (each, a “Claim”) in or to the Trust Account (as defined in the Investment Management Trust Agreement dated as of             , 2008 (as the same may be amended or supplemented from time to time, the “Trust Agreement”) between the Company and American Stock Transfer & Trust Company, as trustee), and any Property (as defined in the Trust Agreement) and other assets in the Trust Account or any distribution thereof, for any amounts, claims, damages, liabilities, or expenses due under or arising out of or in connection with this agreement, and hereby agrees not to seek recourse, reimbursement, payment, or satisfaction for any Claim against the Trust Account or any Property or other assets in the Trust Account for any reason whatsoever relating to this agreement or any of the transactions contemplated by this agreement.

This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

OPPORTUNITY ACQUISITION CORP.

By:
Name:	Joseph A. Jolson
Title:	Chairman and Chief Executive Officer

AGREED AND ACCEPTED

JMP Group Inc.

By:
Name:	Joseph A. Jolson
Title:	Chairman and Chief Executive Officer